Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement	Distribution Date:	10/15/2013
	Period Type:	Accumulation

(i)		Monthly Principal Distributed	116,000,000.00	116,000,000.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	0.00
		Class B Note Interest Requirement	34,026.04
		Net Class C Note Interest Requirement	74,927.67	108,953.71

(iii)		Collections of Principal Receivables		180,870,569.64

(iv)		Collections of Finance Charge Receivables		3,630,313.64

(v)		Aggregate Amount of Principal Receivables		2,000,369,299.58

		Investor Interest		725,000,000.00
		Adjusted Interest		237,800,000.00

		Floating Investor Percentage		11.89%
		Fixed Investor Percentage		36.24%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days		98.48%
		30 to 59 days		0.47%
		60 to 89 days		0.33%
		90 or more days		0.72%

		Total Receivables		100.00%

(vii)		Investor Default Amount		647,586.56

(viii)		Investor Charge-Offs		0.00

(ix)		Reimbursed Investor Charge-Offs		0.00

(x)		Net Investor Servicing Fee		48,333.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)		79.32%

(xii)		Reallocated Principal Collections		0.00

(xiii)		Accumulation Shortfall		0.00

(xiv)		Principal Funding Investment Proceeds		3,090.41

(xv)		Principal Funding Investment Shortfall		0.00

(xvi)		Available Investor Finance Charge Collections		8,104,350.03

(xvii)	Note Rate	Class A	0.42230%
		Class B	0.83230%
		Class C	1.43230%
(xviii)		Spread Account		0.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President